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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Raytheon Company on Form S-4 of our reports dated January 26, 1999 on our audits of the consolidated financial statements and financial statement schedule of Raytheon Company as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in the annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                              /s/ PricewaterhouseCoopers LLP
                              ------------------------------

Boston, Massachusetts
May 11, 1999